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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2002 relating to the financial statements and financial statement schedule, which appear in Benton Oil and Gas Company's Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP

Houston, Texas
April 9, 2002